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                THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF
                THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD AS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

             Void after 5:00 P.M., Atlanta Time, on April __, 2002
                            (the "Termination Date")

                          Warrant to Purchase Shares.
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                TO BE ISSUED BY
                            CREDIT DEPOT CORPORATION

         This is to Certify That, FOR VALUE RECEIVED, Taglich Brothers, D'Amadeo, Wagner & Company (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation, (the "Company"), One Hundred Eighty-Four Thousand Six Hundred Fifteen (184,615) Shares (the "Shares") to be issued pursuant to and as described in that certain Placement Agent Agreement dated as of February 13, 1997 between the Holder and the Company, as such Agreement may, from time to time, be amended (the "Placement Agreement"), at a price of $3.25 per Share, at any time or from time to time during the period from the date hereof until 5:00 P.M., Atlanta Time on the Termination Date. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each such shall be adjusted (an "Adjustment") from time to time in the identical manner as shall the shares of Series B 9% Convertible Redeemable Preferred Stock (the "Preferred Stock") and the Conversion Price pursuant to the Certificate of Designation, Preferences and Rights, as filed with the state of Delaware on April ___, 1997 by the Company (the "Certificate of Designation"). The Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of this Warrant as in effect at any time and adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."
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SECTION 1.       EXERCISE OF WARRANT.

         This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until 5:00 P.M., Atlanta Time on the Termination Date (the "Exercise Period") provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, on or before the Termination Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Shares, the kind and amount of securities and property (including cash) receivable by a holder of the number of shares of Shares into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder certificates representing the securities constituting the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. This Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.
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SECTION 2.       RESERVATION OF SHARES.

         The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and the shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Share Warrants issuable upon exercise of this Warrant.

SECTION 3.       FRACTIONAL SHARES

         (a) No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (b) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (d) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such
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reasonable manner as may prescribed by the Board of Directors of the Company.

SECTION 4.       EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" has used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

SECTION 5.       RIGHTS AND LIABILITIES OF THE HOLDER.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
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SECTION 6.       NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF ADDITIONAL
                 SECURITIES.

         (a) Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations utilized with respect to each Adjustment. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

         (b) Warrant Certificate Amendments. Irrespective of any Adjustment, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Shares evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.

SECTION 7.       OFFICER'S CERTIFICATE.

         Whenever an Adjustment shall occur, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment,
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mail a copy by certified mail of such certificate to the Holder or any such holder.

SECTION 8.       ISSUE TAX.

         The issuance of certificates representing the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.

SECTION 9.       REGISTRATION RIGHTS.

         The Holder shall have the same registration rights and obligations with respect to the registration of the Warrant Shares under the Act as do the holders of the Preferred Stock with respect to the shares underlying such Preferred Stock pursuant to the Preferred Stock Purchase Agreement between the Company and such holders in connection with the purchase by such holders of such Preferred Stock.

SECTION 10.      GOVERNING LAW.

         This Warrants shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                                                   CREDIT DEPOT CORPORATION


                                                  By:___________________________
                                                      Gerald Sullivan, President

[SEAL]

Dated:  April ___, 1997

Attest:


__________________________________
Secretary
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                                 PURCHASE FORM

                        Dated ___________________, 19___

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ Shares and hereby makes payment of ___________ in payment of the actual exercise price thereof.



                    INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
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         (Please typewrite or print in block letters)

Address
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Signature
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